Exhibit 99.1
Secureworks Announces Third Quarter Fiscal 2025 Results
ATLANTA, GA, December 4, 2024 - Secureworks®(NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its third quarter fiscal 2025, which ended on November 1, 2024.
Key Highlights
•Taegis™ third quarter revenue grew 6% year-over-year to $71.4 million.
•Total annual recurring revenue (ARR) grew to $288.8 million, an increase of 4% on a year-over-year basis.
•Taegis GAAP gross margin and non-GAAP gross margin continued to expand year-over-year in the third quarter, reaching 72% and 75%, respectively.
“With a 30% rise in active ransomware groups year over year, and a continually evolving threat landscape, we are steadfast in our commitment to deliver unmatched value to customers and partners,” said Wendy Thomas, CEO, Secureworks. “This quarter, we continued to innovate and expand the Taegis platform to help customers reduce organizational risk and strengthen their security posture. We look forward to closing the transaction with Sophos in early 2025 and coming together to deliver exceptional security solutions to our combined customers (subject to customary closing conditions).”
Third Quarter Fiscal 2025 Financial Highlights
•Taegis revenue for the third quarter was $71.4 million, compared to $67.3 million in the third quarter of fiscal 2024.
•Total revenue for the third quarter was $82.7 million, compared to $89.4 million in the third quarter of fiscal 2024, reflecting the strategic wind-down of our legacy Other MSS business, which was completed at the end of Q1 FY25.
•GAAP gross profit specific to Taegis was $51.5 million, compared with $47.4 million in the third quarter of fiscal 2024. Non-GAAP Taegis gross profit was $53.5 million, compared with $48.9 million during the same period last year.
•GAAP gross profit was $56.1 million, compared with $54.7 million in the third quarter of fiscal 2024. Non-GAAP gross profit was $58.4 million, compared with $59.2 million during the same period last year.
•GAAP Taegis gross margin was 72.2% for the quarter, compared with 70.4% in the same period last year. Non-GAAP Taegis gross margin was 74.9%, compared with 72.7% in the third quarter of fiscal 2024.
•GAAP gross margin for the third quarter was 67.8%, compared with 61.3% in the same period last year. Non-GAAP gross margin was 70.6%, compared with 66.3% in the third quarter of fiscal 2024.
•GAAP net loss was $27.5 million for the third quarter, or $0.31 per share, compared with GAAP net loss of $14.4 million, or $0.17 per share, in the same period last year.
•Non-GAAP net income was $0.2 million, or $0.00 per share, compared with non-GAAP net loss of $0.0 million, or $0.00 per share, in the same period last year.
•Adjusted EBITDA for the quarter was $1.4 million, compared with adjusted EBITDA loss of $1.2 million in the third quarter of fiscal 2024, representing an adjusted EBITDA margin of 1.7%.
•The company ended the third quarter with $53.1 million in cash and cash equivalents and no borrowings on its credit facility.

Business and Operational Highlights
•Hosted 9th annual Global Threat Intelligence Summit and published Secureworks State of the Threat Report for 2024 to arm security community with latest intelligence
•Launched Taegis ManagedXDR Plus and Taegis ManagedXDR Elite in Japan to proactively elevate cybersecurity maturity globally
•Secureworks Taegis NDR recognized as Best Network Security Solution in the 2024 Tech Ascension Awards
•Named a Finalist in coveted Top InfoSec Innovator Awards for 2024
•Named a Global Technology Leader for MDR in 2024 QKS Group Spark Matrix™
Recent Developments
On October 21, 2024, we issued a joint press release with Sophos Inc. (“Sophos”) announcing that the companies have entered into a definitive agreement (the “Merger Agreement”) for Sophos to acquire Secureworks (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement. Details regarding the Merger Agreement and the Merger can be found in our Form 8-K filed with the SEC on October 21, 2024 and the press release issued jointly with Sophos on October 21, 2024.
Business Outlook
As a result of the proposed transaction with Sophos, Secureworks is suspending financial guidance for the fourth quarter and fiscal year 2025. As previously announced, Secureworks will not hold an earnings conference call for the third quarter of fiscal year 2025.
About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that secures human progress with Secureworks Taegis, a SaaS-based, open XDR platform built on 20+ years of real-world detection data, security operations expertise, and threat intelligence and research. Taegis is embedded in the security operations of thousands of organizations around the world who use its advanced, AI-driven capabilities to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.
www.secureworks.com
Contact Information

Investor Inquiries: investorrelations@secureworks.com	Media Inquiries: press@secureworks.com
Operating Metrics
We believe that annual recurring revenue (ARR) is a key operating metric that is useful to measure our business because it is driven by our ability to acquire new subscriptions and expand relationships with existing customers. The Company defines ARR as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Explanation of Non-GAAP Financial Measures
In addition to determining results in accordance with U.S. generally accepted accounting principles (GAAP), this press release presents information about our non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP Managed Security Services gross profit, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP income tax expense (benefit), non-GAAP earnings (loss) per share before income taxes, non-GAAP net earnings (loss) per share, non-GAAP Taegis Subscription Solutions gross margin, non-GAAP Managed Security Services gross margin, weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP.
The Company believes that these non-GAAP financial measures provide useful information about our financial performance by enhancing the overall understanding of our past performance and future outlook, while allowing for increased transparency with respect to important metrics used by management for financial and operational decision-making. Investors are encouraged to review the related GAAP financial measures and the reconciliation of each of these non-GAAP financial measures to each of their most directly comparable GAAP financial measures, while not relying on any single financial measure to evaluate the Company's business.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release for each of the fiscal periods presented. As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below, each of the non-GAAP financial measures excludes one or more of the following items:
"Amortization of Intangible Assets" consists of amortization associated with software development costs capitalized and acquired customer relationships and technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014 and our acquisition of Delve Laboratories Inc. in fiscal 2021, our tangible and intangible assets and liabilities associated with customer relationships and technology were accounted for and recognized at fair value on the related transaction date.
"Stock-based Compensation Expense" means non-cash, stock-based compensation expense related to the Company’s equity plan. We exclude such expenses when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
"Reorganization and Other Related Charges" means expenses associated with the Company’s plan to align its investments more closely with its strategic priorities, as described in further detail in the Company’s Form 10-K for fiscal year ended February 2, 2024 as well as in other filings made with the U.S. Securities and Exchange Commission (the "SEC").
"Merger-related costs" consists of merger-related costs associated with the Company's pending acquisition by Sophos.
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors that include, but are not limited to, the following: the completion of the Merger on the anticipated terms and timing; the satisfaction of the conditions to the completion of the Merger, including obtaining required regulatory approvals; achieving or maintaining profitability; enhancing our existing solutions and technologies and developing or acquiring new solutions and technologies; navigating economic conditions, geopolitical uncertainty and financial market volatility; relying on personnel with extensive information security expertise; successfully implementing our strategic plan to realign and optimize its investments with its priorities; intense competition in the Company’s markets; attracting new customers, retaining existing customers and increasing annual contract values; relying on customers in the financial services industry; managing our growth effectively; maintaining high-quality client service and support functions; the terms of our service level agreements with customers that require credits for service failures or inadequacies; recognizing revenue ratably over the terms of our Taegis security solutions and managed security services contracts; long and unpredictable sales cycles; the risks associated with expansion of the Company’s international sales and operations; the risks associated with proposed or currently enacted tax statutes, including, but not limited to, Internal Revenue Code Section 174; our exposure to fluctuations in currency exchange rates or inflation; the effect of new governmental export or import controls on our business or any international sanctions compliance program applicable to us; expanding our key distribution relationships and technology alliance partnerships; real or perceived defects, errors or vulnerabilities in our solutions or the failure of our solutions to prevent a security breach; the risks associated with cyber-attacks or other data security incidents; the risks associated with our development, use and adoption of artificial intelligence; the ability of our solutions to interoperate with our customers’ IT infrastructure; our ability to use third-party technologies; the impact of evolving information security, cybersecurity and data privacy laws and regulations on our business; maintaining and enhancing our brand; the risks associated with our acquisition of other businesses; the effect of natural disasters, public health issues, geopolitical conflict and other catastrophic events on our ability to serve customers, including the Ukrainian/Russian conflict and the ongoing conflicts in the Middle East; our reliance on patents to protect its intellectual property rights; protecting, maintaining or enforcing our non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by us; our use of open source technology; the risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc., which include, but are not limited to, the effects of our deconsolidation as a part of the Dell Technologies Inc. affiliated tax group; and the volatility of the price of the Company’s Class A common stock.
This list of risks, uncertainties, and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.
Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. These forward-looking statements represent the Company’s judgment only as of the date of this press release. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise.

(Tables follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)
	Three Months Ended		Nine Months Ended
	November 1, 2024	November 3, 2023	November 1, 2024	November 3, 2023
Revenue:
Subscription	$71,407	$75,212	$214,920	$229,296
Professional services	11,326	14,152	35,647	47,429
Total revenue	82,733	89,364	250,567	276,725
Cost of revenue:
Subscription	19,885	25,986	61,767	87,089
Professional services	6,782	8,629	20,221	30,369
Total cost of revenue	26,667	34,615	81,988	117,458
Gross profit	56,066	54,749	168,579	159,267
Operating expenses:
Research and development	24,344	26,358	71,696	85,766
Sales and marketing	26,090	27,079	74,503	92,842
General and administrative	27,790	20,565	66,860	63,194
Reorganization and other related charges	—	—	1,476	14,232
Total operating expenses	78,224	74,002	214,535	256,034
Operating loss	(22,158)	(19,253)	(45,956)	(96,767)
Interest and other (expense) income, net	(483)	684	(561)	(1,698)
Loss before income taxes	(22,641)	(18,569)	(46,517)	(98,465)
Income tax expense (benefit)	4,860	(4,148)	31,789	(20,715)
Net loss	$(27,501)	$(14,421)	$(78,306)	$(77,750)

Loss per common share (basic and diluted)	$(0.31)	$(0.17)	$(0.89)	$(0.90)
Weighted-average common shares outstanding (basic and diluted)	88,847	86,278	88,300	85,943

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	November 1, 2024	February 2, 2024
Assets:
Current assets:
Cash and cash equivalents	$53,088	$68,655
Accounts receivable, net	53,740	54,266
Other current assets	13,388	15,218
Total current assets	120,216	138,139
Property and equipment, net	1,424	2,149
Operating lease right-of-use assets, net	3,637	5,069
Goodwill	425,118	425,472
Intangible assets, net	73,309	83,235
Other non-current assets	41,272	70,715
Total assets	$664,976	$724,779
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$7,389	$8,974
Accrued and other current liabilities	63,076	61,895
Short-term deferred revenue	124,980	131,245
Total current liabilities	195,445	202,114
Long-term deferred revenue	11,235	5,706
Operating lease liabilities, non-current	4,833	7,803
Other non-current liabilities	9,110	7,831
Total liabilities	220,623	223,454
Total stockholders' equity	444,353	501,325
Total liabilities and stockholders' equity	$664,976	$724,779

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	November 1, 2024	November 3, 2023
Cash flows from operating activities:
Net loss	$(78,306)	$(77,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,065	26,028
Amortization of right of use asset	1,315	1,686
Reorganization and other related charges	—	3,272
Amortization of costs capitalized to obtain revenue contracts	11,069	12,964
Amortization of costs capitalized to fulfill revenue contracts	—	2,562
Stock-based compensation expense	28,992	24,852
Impact of income tax provision	25,486	(20,715)
Provision for credit losses	297	232
Changes in assets and liabilities:
Accounts receivable	159	15,292
Net transactions with Dell	(5,506)	3,790
Other assets	(1,407)	(2,544)
Accounts payable	(1,546)	(7,280)
Deferred revenue	(537)	(19,933)
Operating leases, net	(3,506)	(3,236)
Accrued and other liabilities	5,972	(29,127)
Net cash used in operating activities	(453)	(69,907)
Cash flows from investing activities:
Capital expenditures	(1,509)	(875)
Software development costs	(4,942)	(4,106)
Net cash used in investing activities	(6,451)	(4,981)
Cash flows from financing activities:
Taxes paid on vested restricted shares	(7,305)	(5,947)
Net cash used in financing activities	(7,305)	(5,947)
Effect of exchange rate changes on cash and cash equivalents	(1,358)	(4,577)
Net decrease in cash and cash equivalents	(15,567)	(85,412)
Cash and cash equivalents at beginning of the period	68,655	143,517
Cash and cash equivalents at end of the period	$53,088	$58,105

Non-GAAP Financial Measures
In addition to determining results in accordance with GAAP, this press release presents information about the Company’s non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP Managed Security Services gross profit, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP earnings (loss) per share before income taxes, non-GAAP income tax expense (benefit), non-GAAP net earnings (loss) per share, non-GAAP gross margin, non-GAAP Taegis Subscription Solutions gross margin, Managed Security Services gross margin, weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the GAAP results. A detailed discussion of our reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reasons for excluding these items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP information presented in these reports in conjunction with, and as a supplement to, the presentation of GAAP financial measures.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	November 1, 2024	November 3, 2023	November 1, 2024	November 3, 2023
Revenue:
Taegis Subscription Solutions	$71,407	$67,346	$211,681	$196,368
Managed Security Services	—	7,866	3,239	32,928
Total Subscription revenue	71,407	75,212	214,920	229,296
Professional services	11,326	14,152	35,647	47,429
Total revenue	$82,733	$89,364	$250,567	$276,725

GAAP gross profit	$56,066	$54,749	$168,579	$159,267
Amortization of intangibles	1,444	3,784	4,297	12,801
Stock-based compensation expense	926	711	2,296	1,713
Non-GAAP gross profit	$58,436	$59,244	$175,172	$173,781
Non-GAAP gross margin	70.6%	66.3%	69.9%	62.8%

GAAP Taegis Subscription Solutions gross profit	$51,522	$47,419	$152,316	$135,793
Amortization of intangibles	1,444	1,208	4,297	3,404
Stock-based compensation expense	485	313	1,102	561
Non-GAAP Taegis Subscription Solutions gross profit	$53,451	$48,940	$157,715	$139,758
Non-GAAP Taegis Subscription Solutions gross margin	74.9%	72.7%	74.5%	71.2%

GAAP Managed Security Services gross profit	$—	$1,807	$837	$6,414
Amortization of intangibles	—	2,576	—	9,397
Stock-based compensation expense	—	53	48	160
Non-GAAP Managed Security Services gross profit	$—	$4,436	$885	$15,971
Non-GAAP Managed Security Services gross margin	—%	56.4%	27.3%	48.5%

GAAP operating loss	$(22,158)	$(19,253)	$(45,956)	$(96,767)
Amortization of intangibles[1]	4,968	7,308	14,868	23,372
Stock-based compensation expense[2]	11,451	9,962	28,992	24,852
Reorganization and other related charges	—	—	1,476	14,232
Merger-related costs[3]	6,487	—	6,487	—
Non-GAAP operating income (loss)	$748	$(1,983)	$5,867	$(34,311)
Non-GAAP operating margin	0.9%	(2.2)%	2.3%	(12.4)%

GAAP net loss	$(27,501)	$(14,421)	$(78,306)	$(77,750)
Income tax expense (benefit)	4,860	(4,148)	31,789	(20,715)
Amortization of intangibles[1]	4,968	7,308	14,868	23,372
Stock-based compensation expense[2]	11,451	9,962	28,992	24,852
Reorganization and other related charges	—	—	1,476	14,232
Merger-related costs[3]	6,487	—	6,487	—
Non-GAAP net income (loss) before income taxes	265	(1,299)	5,306	(36,009)
Non-GAAP income tax expense (benefit)[4]	62	(1,292)	1,247	(10,246)
Non-GAAP net income (loss)	$203	$(7)	$4,059	$(25,763)
Non-GAAP net income (loss) as a % of revenue	0.2%	—%	1.6%	(9.3)%

GAAP loss per share	$(0.31)	$(0.17)	$(0.89)	$(0.90)
Income tax expense (benefit)	0.05	(0.05)	0.36	(0.24)
Amortization of intangibles	0.06	0.08	0.17	0.27
Stock-based compensation expense	0.13	0.12	0.33	0.29
Reorganization and other related charges	—	—	0.02	0.17
Merger-related costs	0.07	—	0.07	—
Non-GAAP earnings (loss) per share before income taxes	0.00	(0.02)	0.06	(0.42)
Non-GAAP income tax expense (benefit)	0.00	(0.02)	0.01	(0.12)
Non-GAAP earnings (loss) per share*	$0.00	$0.00	$0.05	$(0.30)
Weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted	91,199	86,278	90,418	85,943
* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(27,501)	$(14,421)	$(78,306)	$(77,750)
Interest and other, net	483	(684)	561	1,698
Income tax expense (benefit)	4,860	(4,148)	31,789	(20,715)
Depreciation and amortization	5,651	8,067	17,065	26,028
Stock-based compensation expense	11,451	9,962	28,992	24,852
Reorganization and other related charges	—	—	1,476	14,232
Merger-related costs	6,487	—	6,487	—
Adjusted EBITDA	$1,431	$(1,224)	$8,064	$(31,655)
Adjusted EBITDA as a % of revenue	1.7%	(1.4)%	3.2%	(11.4)%

[1] Includes amortization of intangibles as follows:
Cost of revenue	$1,444	$3,784	$4,297	$12,801
General and administrative	3,524	3,524	10,571	10,571

[2] Includes stock-based compensation expense as follows:
Cost of revenue	$926	$711	$2,296	$1,713
Research and development	3,771	3,794	9,919	9,077
Sales and marketing	1,902	836	4,564	2,774
General and administrative	4,852	4,621	12,213	11,288

[3] Includes merger-related costs as follows:
General and administrative	$6,487	$—	$6,487	$—

4 In periods in which the Company has non-GAAP income before tax, the non-GAAP income tax expense is based on the Company's estimated blended tax rate. In periods the Company has non-GAAP loss before tax, the non-GAAP income tax benefit is based on GAAP tax benefit.